EXHIBIT 10.30

Wells Fargo Bank Minnesota, National Association	Fifth Amendment

THIS FIFTH AMENDMENT (the “Fifth Amendment”) dated to be effective as of December 28, 2001 is between WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (the “Bank”) successor by consolidation to Norwest Bank Minnesota South, National Association and WINLAND ELECTRONICS, INCORPORATED (the “Borrower”).

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated as of July 31, 1998, which agreement was amended by First Amendment dated October 23, 1998, a Second Amendment dated as of September 29, 1999, a Third Amendment dated as of September 26, 2000, and a Fourth Amendment dated as of November 27, 2000 (as amended, the “Agreement”), pursuant to which the Bank extended to the Borrower 1) a $3,500,000.00 revolving line of credit (the “Line”), and 2) a $530,052.64 term loan (the “Term Loan”).  Borrowings under the Line are currently evidenced by a revolving note dated the date of the Third Amendment (the “2000 Revolving Note”).  The Borrower’s obligations to the Bank under the Term Loan are evidenced by a Term Note dated September 29, 1999 (the “Term Note”).  All other notes executed by Borrower in favor of the Bank have terminated and are no longer in effect.

The Line Availability Period expired on November 30, 2001 and the Borrower has requested an extension of the Line Availability Period.  The Bank is willing to grant this request subject to the terns and conditions of this Fifth Amendment.  Capitalized terms not otherwise defined in this Fifth Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this Fifth Amendment as follows:

1.                                      Section 1.2 of the Agreement is hereby deleted in its entirety and restated as follows:

“1.2        Line Availability Period.  The ‘Line Availability Period’ will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met whichever is later, to the Line Expiration Date of March 1, 2002.”

2.             Section 1.3 of the Agreement is hereby amended to provide that the interest rate on the Revolving Note, commencing as of the date of execution of this Amendment, shall be at an annual rate equal to the Base Rate plus 2%, floating.  The Base Rate is the “base” or “prime” rate of interest established by the Bank from time to time at its principal office in Minneapolis, Minnesota.

3.             Section 8.2 of the Agreement is hereby amended to add the following paragraph:

“(e)         Minimum Profit.  Maintain a minimum profit before taxes of not less than $1.00 for each month during the term of this agreement commencing the month of January, 2002.”

4.             Section 8.3(h) shall be amended to provide that the Bank will conduct a collateral audit on a semi-annual basis, or more frequently if requested by Bank.  Borrower shall immediately pay to Bank, upon request, the cost of such collateral audits.

5.             Exhibit A-1 and A-2 to the Agreement are hereby replaced with the Exhibits A-1 and A-2 to this Amendment.  Section 8.1 (c) is hereby amended to provide that the new Exhibit A-1 and A-2 to this Amendment shall be provided within ten (10) days of January, 2002 month end and within ten (10) days of each month end, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

6.             Section 4.1 of the Agreement shall be amended to include the following language:

“Borrower shall collect a $300,000.00 account receivable from Peoples Net that matures on December 30, 2001 and shall apply the proceeds of such account receivable to the Bank Revolving Note prior to January 10, 2002.  Failure to collect such account receivable and apply the proceeds to the Revolving Note shall constitute an Event of Default under Section 9 of the Agreement.”

7.             Section 3 of the Agreement shall be amended to provide that Borrower shall pay to the Bank a renewal fee of $10,000.00 on or before March 1, 2002.  If Borrower has a minimum profit before taxes of not less than $1.00 for the months of January and February, 2002 then the Bank shall waive this renewal fee.

8.             Section 8.2 of the Agreement shall be amended to add the following paragraph:

“(f)          Borrower shall not show a net loss of more than $710,000.00 for the 2001 fiscal year.”

9.             Simultaneously with the execution of this Fifth Amendment, the Borrower shall execute and deliver to the Bank a new security agreement as a renewal of the old security agreement in the form of Exhibit “B.”

10.           Simultaneously with the execution of this Fifth Amendment the Borrower shall deliver proof of insurance, as required under Section 8.3(c) of the Agreement, including a lender’s loss payable endorsement in favor of and in form acceptable to the Bank.

11.           The Borrower hereby represents and warrants to the Bank as follows:

A.            The Agreement as amended by this Fifth Amendment remains in full force and effect.

B.            The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

C.            The execution, delivery and performance of this Fifth Amendment and all related documentation described in this Fifth Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower’s articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

D.            The resolutions set forth in the Corporate Certificate of Authority dated March 26, 1997 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Fifth Amendment as of the date and year first above written.

WELLS FARGO BNK MINNESOTA, NATIONAL ASSOCIATION		WINLAND ELECTRONICS, INCORPORATED

By:	/s/ Illegible	By:	/s/ Lorin Krueger
Its:	VP	Its:	President and CEO

EXHIBIT A-1

BORROWING BASE DEFINITION

“Borrowing Base” means the sum of 80% of Eligible Accounts Receivable (as defined below) plus 50% of Eligible Inventory (as defined below), plus 0% of work-in-process.

Eligible Accounts Receivable means all accounts receivable except those which are:

1)                                      Greater Than 60 days past the invoice date.

2)                                      Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 60 days past the invoice date.

3)                                      Subject to offset or dispute.

4)                                      Due from an account debtor who is subject to any bankruptcy proceeding.

5)                                      Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.

6)                                      Not subject to a perfected first lien security interest in favor of the Bank.

7)                                      Due from an account debtor located outside the United States and not supported by a standby letter of credit acceptable to the Bank.

8)                                      Due from a unit of government, whether foreign or domestic.

9)                                      Otherwise deemed ineligible by the Bank in its reasonable discretion.

Eligible Inventory means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principals, except inventory which is:

1)                                      Work-in-process.

2)                                      In transit; or located at any warehouse not approved by the Bank.

3)                                      Covered by a warehouse receipt, bill of lading or other document of title.

4)                                      On consignment to or from any other person or subject to any bailment.

5)                                      Damaged, obsolete or not salable in the Borrower’s ordinary course of business.

6)                                      Subject to a perfected first lien security interest in favor of any third party.

7)                                      Supplies or parts inventory.

8)                                      Otherwise deemed ineligible by the Bank in its reasonable discretion.

EXHIBIT A-2

WINLAND ELECTRONICS, INCORPORATED

BORROWING BASE CERTIFICATE

TO:                            Wells Fargo Bank Minnesota,

National Association

Second and Hickory Street

Mankato, Minnesota  56002-0188

(the “Bank”)

Winland Electronics, Incorporated (the “Borrower”) certifies that the following computation of the Borrowing Base was performed as of the date set forth below in accordance with the Borrowing Base definitions set forth in Exhibit A-1 to the Credit Agreement between the Bank and the Borrower dated January 31, 1996, as amended.

Total Accounts Receivable	$

Less: 1) Greater than 60 days in age	$

2) Other ineligibles	$

Eligible Accounts Receivable	$

80% of Eligible Accounts Receivable		$

Total Inventory	$

Less: Ineligible Inventory	$

Eligible Inventory	$

50% of Eligible Inventory		$

0% of Work-in-Process		$

Total Borrowing Base		$

Total Outstandings		$

Excess (Deficit)		$

WINLAND ELECTRONICS, INCORPORATED

By:

Its:

Date:

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Addendum to Fifth Amendment

Dated December 28, 2001

This addendum will apply to the Fifth Amendment (the “Fifth Amendment”) dated to be effective as of December 28, 2001 which is between Wells Fargo Bank Minnesota, National Association (“the bank”) successor by consolidation to Norwest Bank Minnesota South, National Association and Winland Electronics, Incorporated (“the borrower”).

Section 7.2(a) “Tangible Net Worth Covenant” and Section 7.2(e) “Debt Service Coverage Ratio” as stated in the Credit Agreement dated January 31, 1996 and any amendments made to these two covenants to present, will not apply during the effective time frame of the Fifth Amendment.  The amendment will expire March 1, 2002 at which time all covenants will be reassessed.

Wells Fargo Bank Minnesota, National Association		Winland Electronics, Incorporated

By:	/s/ Illegible	By:	/s/ Lorin Krueger

Its:	VP	Its:	President & CEO

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